Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RESULTS FOR THE QUARTER
ENDED MARCH 31, 2015

Highlights

•	Acquired mortgage-related assets with aggregate UPB of $102.2 million for total purchase price of $76.7 million
o	RPLs at an average price to UPB approximately equal to 73.8%
o	NPLs at an average price to UPB approximately equal to 65.6%
o	REO at an average price to market value approximately equal to 64.8%
•	At March 31, 2015 owned a portfolio of 1,828 mortgage loans with aggregate UPB of $401.7 million and 38 properties
•	Net interest income of $5.8 million and net income attributable to common stockholders of $3.6 million
•	Net GAAP income of $0.28 per diluted share
•	Net taxable income of $0.12 per diluted share
•	Completed IPO in Q1 2015

New York, NY— May 4, 2015 — Great Ajax Corp. (NYSE: AJX), a Maryland corporation that is a real estate investment trust, today announces results of operations for the quarter ended March 31, 2015. Great Ajax focuses primarily on acquiring, investing in and managing a portfolio of re-performing and non-performing mortgage loans secured by single-family residences and, to a lesser extent, of single-family properties. For the quarter ended March 31, 2015, we had revenues of $6.0 million and net income attributable to common stockholders of $3.6 million. Net income per fully diluted share for the quarter was $0.28. During the first quarter we also completed our IPO, issuing an additional 5.3 million shares of our common stock for approximately $53.9 million of net proceeds (after deducting the underwriting discount but before deducting estimated offering expenses). These additional shares have a dilutive effect on our earnings and our dividends for the quarter. As we did not commence operations until July 2014, we cannot provide any comparative results.

During the quarter ended March 31, 2015, we acquired 511 mortgage loans secured by single and one-to-four family residences with an aggregate unpaid principal balance (“UPB”) of $102.2 million. The aggregate purchase price for the mortgage loans was $74.1 million. Re-performing mortgage loans (“RPLs”) represented $86.0 million UPB and $63.5 million purchase price and non-performing loans (“NPLs”) represented $16.2 million UPB and $10.6 million purchase price. The purchase price for RPLs and NPLs equaled 62.1 % and 47.9%, respectively, of the estimated market value of the underlying collateral. Mortgage loans purchased in the quarter were on our balance sheet for a weighted average of 25.1 days. We also purchased 11 REO properties during the quarter for $2.6 million, which was 64.8% of the estimated market value.

As of the quarter end, of the 1,828 loans in our portfolio, 76.1% were re-performing loans and 23.9% were non-performing loans. As of the quarter end, our portfolio of mortgage-related assets consisted of the following:

Portfolio as of March 31, 2015(1)

No. of Loans	1,828	No. of Rental Properties	2
Total UPB	$401,696,703	Market Value of Rental Properties	$144,900
Interest-Bearing Balance	$373,337,914	Capital Invested	$122,199
Deferred Balance(2)	$28,358,789	Price/Market Value of Rental Properties	84.3%
Market Value of Collateral(3)	$432,050,365	Gross Rent/Month	$1,950
Price/Total UPB(3)	70.7%	Other REO	36
Price/Market Value of Collateral	66.0%	Market Value of Other REO	$8,336,900
Weighted Average Coupon(4)	4.96%
Weighted Average LTV(5)	112%
Remaining Term (as of March 31, 2015)	234.1
No. of first liens	1,810
No. of second liens	18

(1)	Information reflects one loan in which we hold a 40.5% beneficial interest through an equity method investee and 24 loans in which we have a 95% Participation interest and are owned by the Servicer because neither we nor our subsidiaries have the necessary licenses in certain states.

(2)	Amounts that have been deferred in connection with a loan modification on which interest does not accrue. These amounts generally become payable at the time of maturity.

(3)	As of acquisition date.

(4)	Our loan portfolio consists of fixed rate (52.1% of UPB), ARM (25.0% of UPB) and Hybrid ARM (22.9% of UPB) mortgage loans with original terms to maturity of not more than 40 years.

(5)	UPB as of March 31, 2015 divided by market value of collateral as of acquisition date and weighted by the UPB of the loan

Subsequent Events
On May 4, 2015, we declared a dividend of $0.18 per share, which will be payable on May 29, 2015 to stockholders of record as of May 15, 2015.

Subsequent to the quarter end, we began marketing our third securitization to institutional investors, which is expected to close on May 7. We currently expect $35.6 million of senior securities will be issued in a private offering with respect to $75.8 million UPB of mortgage loans. Approximately 83.4% of these mortgage loans are RPLs and approximately 16.6% are NPLs. Net proceeds from the sale of the senior securities will provide leverage of approximately 2.06 times the related equity.

The purchasers of our common stock issued in private placements in 2014 were entitled to have their shares registered with the Securities and Exchange Commission (the “SEC”) for public resale at our expense pursuant to registration rights agreements with us. The resale registration statement for 10,445,784 shares of our common stock was declared effective by the SEC on April 17, 2015.

During the month of April 2015, we completed the acquisition of 262 mortgage loans secured by single and one-to-four family residences with aggregate UPB of $61.3 million. RPLs represent $47.9 million

2

UPB and NPLs represent $13.4 million. RPLs and NPLs were acquired at 73.0% and 56.7% respectively, of UPB. The aggregate estimated market value of the underlying collateral is $63.5 million. The purchase price for RPLs and NPLs equaled 68.8% and 59.8%, respectively, of the estimated market value of the underlying collateral.

In addition, the Company has agreed to acquire, subject to due diligence, 521 mortgage loans secured by single and one-to-four family residences with aggregate UPB of $142.4 million in eight transactions from seven sellers. RPLs represent $139.9 million UPB and $116.0 million purchase price, NPLs represent $2.5 million UPB and $1.5 million purchase price. The purchase price for these mortgage loans is expected to aggregate to $117.5 million and represents 65.9% and 54.1% of the estimated market value of the underlying collateral for RPLs and NPLs, respectively. While these acquisitions are expected to close by May 30, 2015, there can be no assurance that these acquisitions will close or that the terms may not change.

Conference Call

Great Ajax will host a conference call at 5:00 p.m. EST, May 4, 2015 to review our financial results for the quarter ended March 31, 2015. A live Webcast of the conference call will be accessible from the Investor Relations section of our website www.great-ajax.com. An archive of the Webcast will be available through August 3, 2015.

About Great Ajax Corp.

Great Ajax Corp. is a Maryland corporation that focuses primarily on acquiring, investing in and managing mortgage loans secured by single-family residences and, to a lesser extent, single-family properties themselves. We also invest in loans secured by multi-family residential and smaller commercial mixed use retail/residential properties, as well as in the properties directly. We are externally managed by Thetis Asset Management LLC. Our mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. We intend to qualify and will elect to be taxed as a real estate investment trust under the Internal Revenue Code.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to Great Ajax’s proposed securities offering. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of Great Ajax, including, without limitation, the risk factors and other matters set forth in its Annual Report on Form 10-K for the period ended December 31, 2014 filed with the SEC and in its other filings with the SEC, including, when filed, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Great Ajax undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:	Lawrence Mendelsohn
Chief Executive Officer
larry@great-ajax.com
or
Glenn J. Ohl
Chief Financial Officer
glenn@great-ajax.com
503-505-5670

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GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(In thousands except share and per share amounts)

(unaudited)

Three months ended March 31, 2015
INCOME:

Loan interest income	$ 6,884
Interest expense	(1,075)
Net interest income	5,809
Other income	214
Total income	6,023

EXPENSE:

Related party expense - management fee	747
Related party expense - loan servicing fees	656
Loan transaction expense	260
Professional fees	385
Other expense	160
Total expense	2,208
Income before provision for income tax	3,815

Provision for income tax	-
Consolidated net income	3,815
Less: consolidated net income attributable to non-controlling interests	175
Consolidated net income attributable to common stockholders	$ 3,640

Basic earnings per common share	$ 0.28
Diluted earnings per common share	$ 0.28

Weighted average shares - basic	13,008,268
Weighted average shares - diluted	13,680,687

GREAT AJAX CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (In thousands except share and per share amounts)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$ 27,104	$ 53,099
Mortgage loans, net(1)	285,834	211,159
Property held-for-sale	5,541	1,316
Rental property, net	122	290
Receivable from servicer	1,737	1,340
Investment in affiliate	2,340	2,237
Prepaid expenses and other assets	3,661	3,317
Total Assets	$ 326,339	$ 272,758

LIABILITIES AND EQUITY

Liabilities:
Secured borrowings(1)	$ 82,962	$ 84,679
Borrowings under repurchase agreement	15,052	15,249
Management fee payable	374	258
Accrued expenses and other liabilities	2,800	1,292
Total liabilities	101,188	101,478
Equity:
Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding	-	-
Common stock $.01 par value; 125,000,000 shares authorized, 15,226,163 shares issued and outstanding, and 11,223,984 shares issued and outstanding respectively	152	112
Additional paid-in capital	210,863	158,951
Retained earnings	4,589	2,744
Noncontrolling interests	9,547	9,473
Total equity(2)	225,151	171,280

Total Liabilities and Equity	$ 326,339	$ 272,758

(1)     Mortgage loans includes $127,390 of loans transferred to securitization trusts that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consists of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.).

(2)    Net book value per diluted share was $14.18 and $14.43 at March 31, 2015 and December 31, 2014 respectively.